Exhibit 99.1

Contact:	Media Contact:
Sylvia Wheeler	Angela Bitting
Sr. VP, Corporate Affairs & Investor Relations	925 202 6211
510 809 9264	press@aduro.com

Aduro Biotech Reports Third Quarter 2016 Financial Results

BERKELEY, Calif., November 2, 2016 – Aduro Biotech, Inc. (NASDAQ: ADRO) today reported financial results for the third quarter 2016. Net loss for the three months ended September 30, 2016 was $35.1 million, or $0.54 per share, and for the nine months ended September 30, 2016 net loss was $61.6 million, or $0.96 per share, compared to a net income of $0.6 million, or $0.01 per share, and net loss of $42.3 million, or $1.09 per share respectively, for the same periods in 2015.

Cash, cash equivalents and marketable securities totaled $387.1 million at September 30, 2016, compared to $431.0 million at December 31, 2015.

Third Quarter 2016 Financial Results

Revenue for the quarter and nine months ended September 30, 2016 was $3.8 million and $46.8 million, respectively, compared to $19.1 million and $38.6 million, for the same periods in 2015. The decrease in the third quarter of 2016 was primarily related to the full recognition of the Janssen upfront license fee in 2015. The increase for the nine months ended September 30, 2016 was primarily due to the receipt of a $35.0 million milestone payment from Novartis.

Research and development expenses for the quarter and nine months ended September 30, 2016 were $19.0 million and $66.9 million, respectively, compared to $11.8 million and $36.0 million for the same periods in 2015. The increase for the quarter was primarily due to licensing fees related to our STING technology platform and additional personnel-related costs which include stock-based compensation, partially offset by declines in contract manufacturing and clinical trial expenses for our pancreatic cancer program. The increase for the nine month period was primarily due to GVAX pancreas manufacturing expenses during the first half of 2016, and to a lesser extent due to additional personnel-related costs, contract research expenses, and licensing fees.

General and administrative expenses for the quarter and nine months ended September 30, 2016 were $8.6 million and $26.3 million, respectively, compared to $6.9 million and $19.0 million for the same periods in 2015. The increases in both periods were primarily due to additional personnel-related costs, including stock-based compensation, and the expansion of our office and laboratory facilities.

There was no loss from remeasurement of fair value of warrants during the quarter or nine months ended September 30, 2016 or for the third quarter of 2015. The $26.1 million loss from remeasurement of fair value of warrants for the nine months ended September 30, 2015 occurred in April 2015 when certain outstanding warrants were no longer subject to future remeasurement.

Provision for income taxes for the quarter and nine months ended September 30, 2016 was $11.7 million and $16.4 million, respectively. There was no provision for income taxes for the comparable periods in 2015. The income tax expense recorded for the quarter and nine months ended September 30, 2016 was primarily related to current and deferred federal income taxes.

About Aduro

Aduro Biotech, Inc. is an immunotherapy company focused on the discovery, development and commercialization of therapies that transform the treatment of challenging diseases. Aduro's technology platforms, which are designed to harness the body's natural immune system, are being investigated in cancer indications and have the potential to expand into autoimmune and infectious diseases. Aduro's LADD technology platform is based on proprietary attenuated strains of Listeria that have been engineered to express tumor-associated antigens to induce specific and targeted immune responses. This platform is being developed as a treatment for multiple indications, including mesothelioma, ovarian, pancreatic, lung and prostate cancers, and glioblastoma. Aduro's STING Pathway Activator platform is designed to activate the intracellular STING receptor, resulting in a potent tumor-specific immune response. ADU-S100 is the first STING Pathway Activator compound to enter the clinic and is currently being evaluated in a Phase 1 study in patients with cutaneously accessible metastatic solid tumors or lymphomas.  Aduro’s B-select monoclonal antibody platform includes a number of immune modulating assets in research and preclinical development. Aduro is collaborating with leading global pharmaceutical companies to expand its products and technology platforms. For more information, please visit www.aduro.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, the potential for our technology, plans, timing and the availability of results of our clinical trials, our ability to resume new patient enrollment in LADD clinical trials and the potential for eventual regulatory approval of our product candidates. In some cases you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions.  Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our history of net operating losses and uncertainty regarding our ability to achieve profitability, our ability to develop and commercialize our product candidates, our ability to use and expand our technology platforms to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our inability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, our reliance on third parties, and our ability to obtain and adequately protect intellectual property rights for our product candidates.  We discuss many of these risks in greater detail under the heading “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended September 30, 2016 to be filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

ADURO BIOTECH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Collaboration and license revenue	$3,794	$18,720	$46,715	$37,581
Grant revenue	—	426	88	1,022
Total revenue	3,794	19,146	46,803	38,603
Operating expenses:
Research and development	19,046	11,813	66,855	35,992
General and administrative	8,556	6,908	26,255	19,000
Amortization of intangible assets	138	—	415	—
Total operating expenses	27,740	18,721	93,525	54,992
Income (loss) from operations	(23,946)	425	(46,722)	(16,389)
Loss from remeasurement of fair value of warrants	—	—	—	(26,077)
Interest income, net	566	139	1,540	156
Other (loss) income, net	(1)	3	(32)	1
Income (loss) before income tax	(23,381)	567	(45,214)	(42,309)
Provision for income taxes	11,670	—	16,368	—
Net income (loss)	$(35,051)	$567	$(61,582)	$(42,309)
Net income (loss) per common share, basic	$(0.54)	$0.01	$(0.96)	$(1.09)
Net income (loss) per common share, diluted	$(0.54)	$0.01	$(0.96)	$(1.09)
Shares used in computing net loss per common share, basic	65,134,102	62,274,438	64,472,947	38,674,889
Shares used in computing net loss per common share, diluted	65,134,102	71,726,118	64,472,947	38,674,889

ADURO BIOTECH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$97,983	$150,456
Short-term marketable securities	271,985	265,198
Accounts receivable	1,056	4,846
Prepaid expenses and other current assets	7,199	4,004
Total current assets	378,223	424,504
Long-term marketable securities	17,179	15,391
Property and equipment, net	25,931	3,986
Goodwill	8,164	8,469
Intangible assets, net	29,805	29,400
Restricted cash	468	—
Other assets	7,216	75
Total assets	$466,986	$481,825
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,908	$5,086
Accrued clinical trial and manufacturing expenses	7,283	5,522
Accrued expenses and other liabilities	9,678	5,412
Deferred revenue	15,164	15,046
Total current liabilities	34,033	31,066
Deferred rent	5,937	—
Contingent consideration	3,542	3,750
Deferred revenue	166,667	178,037
Deferred tax liabilities	6,868	7,350
Total liabilities	217,047	220,203
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	7	6
Additional paid-in capital	411,516	362,807
Accumulated other comprehensive income (loss)	850	(339)
Accumulated deficit	(162,434)	(100,852)
Total stockholders’ equity	249,939	261,622
Total liabilities and stockholders’ equity	$466,986	$481,825